Exhibit 99.2

ENSERVCO’s First Quarter Revenue Improves 95% to $18.6 Million

Fueling Tenfold Increase in Income from Continuing Operations;

Adjusted EBITDA* increases 251% to $7.3 Million

Selected Highlights:

•	Gross margin improves to 44% from 31% in 2012 first quarter
•	Operating income increases to $6.7 million, up from $721,000 in Q1 2012
•	March 31, 2013 working capital of $7.4 million, up from $1.6 million at year-end 2012
•	Management reports strong start to second fiscal quarter

DENVER, CO – May 2, 2013 – ENSERVCO Corporation (OTCQB: ENSV), a provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced record revenue and earnings** for its first quarter ended March 31, 2013.

First quarter revenue increased 95% to a record $18.6 million from $9.5 million the first quarter last year, and a 65% increase over the previous quarterly revenue record of $11.3 million, which came in the fourth quarter of 2012. The increase was fueled by strong demand for ENSERVCO’s well enhancement services (frac heating, hot oiling, acidizing and pressure testing). Well enhancement revenue increased 125% to $16.5 million from $7.3 million in last year’s first quarter.  Revenue from fluid management services (water hauling/disposal and frac tank rentals) was $1.9 million, down from $2.1 million in the 2012 first quarter.

Gross margin improved to 44% from 31% in the prior year’s first quarter. Operating income was $6.7 million versus $721,000 in the first quarter a year ago, while income from continuing operations was $4.0 million, or $0.11 per diluted share, up from $379,000, or $0.01 per diluted share, in the first quarter of 2012. In addition to the strong revenue growth, the Company’s earnings reflected a $759,000 decrease in depreciation expense versus the first quarter last year, which was primarily due to a reassessment of the estimated useful lives of its trucks, equipment and disposal wells.

First quarter adjusted EBITDA* increased 251% to $7.3 million from $2.1 million in the 2012 first quarter.

“Our first quarter financial results reflect the rapid evolution of our business during recent quarters,” said Rick Kasch, president. “A strong increase in our frac heating and hot oiling capacity combined with normal weather across our expanded service territory led to the sharp increase in first quarter revenue, as well as a very strong improvement in earnings. Our first quarter adjusted EBITDA* nearly equaled our strongest full-year performance of $7.5 million in 2008.

“Cold temperatures have continued into the spring in many of our service regions, and this has led to a strong start to the second quarter. We expect demand for our frac heating, hot oiling and well maintenance services to show meaningful improvements during the second and third quarters versus the same periods in 2012. These expectations are based on our broader customer base and our move into regions where fluid heating work can last most of the year.”

One such region is North Dakota’s Williston Basin. Kasch said the Company last week entered into an agreement to provide well-enhancement equipment and services to Warrior LLC, a tribal-member-owned energy service company operating on the Fort Berthold Indian Reservation. The nearly million-acre reservation sits in the heart of a large and very active production region where operators are principally targeting the Bakken formation. As part of an effort to expand its service offering, Warrior has partnered with ENSERVCO.

“Our relationship with Warrior could represent a significant increase in activity out of our Killdeer, North Dakota facility,” Kasch added. “We look forward to working with the company to offer our well enhancement services to new customers.”

Kasch said management is taking additional steps to boost revenue during the summer season. “We are working aggressively to grow our core well maintenance services, such as acidizing and pressure testing, and continue to explore new offerings that could be added through acquisition. Given our strong start to the year and much improved working capital position, we are optimistic 2013 will be another year of record results for ENSERVCO.”

Conference Call Information

Management will hold a conference call to discuss these results. The call will begin at 1 p.m. Eastern (11 a.m. Mountain) and will be accessible by dialing 877-407-8033 (201-689-8033 for international callers). No passcode is necessary. A telephonic replay will be available through May 8, 2013, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #413079. To listen to the webcast, participants should access the ENSERVCO website, located at www.enservco.com, and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac heating and fluid management services. The Company owns and operates a fleet of more than 230 specialized trucks, trailers, frac tanks and related well-site equipment. ENSERVCO serves customers in six major domestic oil and gas fields, and operates in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

**All revenue and earnings results discussed herein exclude discontinued operations, which resulted in pretax losses of $119,000 and $165,000 for the first quarters of 2013 and 2012, respectively.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in a Form 10-K filed on March 28, 2013. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

###

	ENSERVCO Corporation
	Condensed Consolidated Statements of Operations and Comprehensive Income
	For theThree Months Ended
	March 31,
	2013	2012
	(Unaudited)	(Unaudited)

Revenues	$18,567,166	$9,527,955

Cost of Revenue	10,401,143	6,579,429

Gross Profit	8,166,023	2,948,526

Operating Expenses
General and administrative expenses	907,073	903,360
Depreciation and amortization	563,836	1,323,797
Total operating expenses	1,470,909	2,227,157

Income from Operations	6,695,114	721,369

Other Income (Expense)
Interest expense	(314,052)	(208,991)
Gain on disposals of equipment	306,457	—
Gain on sale of investments	—	11,762
Other	14,113	58,464
Total other income (expense)	6,518	(138,765)

Income From Continuing Operations Before Tax Expense	6,701,632	582,604
Income Tax Expense	(2,695,061)	(203,847)
Income From Continuing Operations	4,006,571	378,757

Discontinued Operations
Loss from discontinued operations	(118,918)	(165,361)
Income tax benefit	46,378	64,491
Loss on discontinued operations, net of tax	(72,540)	(100,870)

Net Income	$3,934,031	$277,887

Other Comprehensive Gain (Loss)
Unrealized loss on available-for-sale securities, net of tax	—	(21,215)
Unrealized gain on interest rate swap, net of tax	10,232	—
Reclassification into earnings, net of tax	338	—
Total other comprehensive gain (loss)	10,570	(21,215)

Comprehensive Income	$3,944,601	$256,672

Earnings per Common Share – Basic
Income from continuing operations	$0.12	$0.01
Discontinued operations	—	—
Net Income	$0.12	$0.01

Earnings per Common Share – Diluted
Income from continuing operations	$0.11	$0.01
Discontinued operations	—	—
Net Income	$0.11	$0.01

Basic weighted average number of common shares outstanding	31,825,294	21,778,866
Add: Dilutive shares assuming exercise of options and warrants	3,172,940	1,240,747
Diluted weighted average number of common shares outstanding	34,998,234	23,019,613

EBITDA From Continuing Operations:
Income From Continuing Operations	$4,006,571	$378,757
Add (Deduct):
Interest expense	314,052	208,991
Income tax expense	2,695,061	203,847
Depreciation and amortization	563,836	1,323,797
EBITDA From Continuing Operations	7,579,520	2,115,392
Add (Deduct):
Stock-based compensation	38,696	44,636
Warrants issued	30,023	—
Gain on disposal of equipment	(306,457)	—
Gain on sale of investments	—	(11,762)
Other income	(14,113)	(58,464)
Adjusted EBITDA From Continuing Operations	$7,327,669	$2,089,802

EBITDA* From Discontinued Operations:
Loss From Discontinued Operations	$(72,540)	$(100,870)
Add (Deduct):
Interest expense	963	750
Income tax benefit	(46,378)	(64,491)
Depreciation and amortization	—	77,395
EBITDA* From Discontinued Operations	(117,955)	(87,216)
Add (Deduct):
Stock-based compensation	—	—
Warrants issued	—	—
Loss on disposal of equipment	—	—
Gain on sale of investments	—	—
Other (income) expense	—	—
Adjusted EBITDA* From Discontinued Operations	$(117,955)	$(87,216)

	ENSERVCO Corporation
	Condensed Consolidated Balance Sheets
	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$803,271	$533,627
Accounts receivable, net	13,420,456	7,791,342
Prepaid expenses and other current assets	1,288,099	802,020
Inventories	264,884	273,103
Deferred tax asset	142,745	153,466
Total current assets	15,919,455	9,553,558

Property and Equipment, net	13,801,019	15,020,890
Fixed Assets Held for Sale, net	71,342	304,429
Non-Competition Agreements, net	15,000	30,000
Goodwill	301,087	301,087
Long-term portion of interest rate swap	22,374	16,171
Other Assets	723,068	630,891

TOTAL ASSETS	$30,853,345	$25,857,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,520,176	$3,585,785
Fed/State income tax payable	1,509,297	—
Line of credit borrowings	1,234,447	2,151,052
Current portion of long-term debt	2,229,883	2,236,343
Current portion of interest rate swap	13,476	24,048
Total current liabilities	8,507,279	7,997,228

Long-Term Liabilities
Deferred rent payable	20,127	20,860
Long-term debt, less current portion	9,909,737	10,570,928
Deferred income taxes, net	1,586,869	451,662
Total long-term liabilities	11,516,733	11,043,450
Total liabilities	20,024,012	19,040,678

Commitments and Contingencies

Stockholders' Equity
Common and preferred stock. $.005 par value
Authorized: 100,000,000 common shares and 10,000,000 preferred shares
Issued: 31,928,894 common shares and -0- preferred shares
Treasury Stock: 103,600 common shares
Issued and outstanding: 31,825,294 common shares, and -0-
preferred shares, at March 31, 2013 and December 31, 2012,
respectively	159,127	159,127
Additional paid-in-capital	9,933,085	9,864,363
Accumulated earnings (deficit)	731,694	(3,202,337)
Accumulated other comprehensive income	5,427	(4,805)
Total stockholders' equity	10,829,333	6,816,348

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$30,853,345	$25,857,026

Contacts:

Pfeiffer High Investor Relations, Inc.

Geoff High

Phone 303-393-7044

Email: geoff@pfeifferhigh.com

Web: www.pfeifferhigh.com

MZ Group

Derek Gradwell

SVP, Natural Resources

Phone: 949-259-4995

Email: dgradwell@mzgroup.us

Web: www.mzgroup.com